Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie — Vice President	Mark Plungy — Senior Manager
Investor Relations	Public Relations
(408) 544-6996	(408) 544-6397
swylie@altera.com	newsroom@altera.com
ALTERA ANNOUNCES RECORD SECOND QUARTER RESULTS
INCREASES QUARTERLY DIVIDEND
San Jose, Calif., July 20, 2010—Altera Corporation (NASDAQ: ALTR) today announced second quarter sales of $469.3 million, up 17 percent from the first quarter of 2010 and up 68 percent from the second quarter of 2009. New product sales increased 36 percent sequentially. Second quarter net income was $180.6 million, $0.58 per diluted share, compared with net income of $153.2 million, $0.50 per diluted share, in the first quarter of 2010 and $47.4 million, $0.16 per diluted share, in the second quarter of 2009.
Year-to-date cash flow from operating activities was $378.6 million. Altera ended the quarter with $2.1 billion in cash and short-term investments.
Altera’s board of directors has increased the company’s quarterly cash dividend to $0.06 per share, up from the previous dividend of $0.05 per share. The board of directors has declared that the next quarterly dividend will be paid on September 1, 2010 to stockholders of record on August 10, 2010.
“In the second quarter, our 65-nm FPGA revenue was once again up sharply. Our newer 40-nm products grew even faster as they transition into the production-demand phase of their life,” said John Daane, president, chief executive officer, and chairman of the board. “Development work on our next-generation 28-nm FPGAs is reaching its final stages. The unique innovations in these FPGAs, including 28-Gbps transceivers, will extend the technology leadership that has benefited us so strongly at the 40-nm node.”
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Several recent accomplishments mark the company’s continuing progress:
•	Altera’s Quartus® II v10.0 software, used in support of Altera’s 28-nm Stratix® V family, is now available. Altera is the only FPGA supplier with publicly available software for its 28-nm FPGAs. This version incorporates support for Stratix V GX and Stratix V GS FPGAs and offers several new productivity and performance features with high-density compile times two to three times faster than the nearest competitor.

•	With the arrival of production shipments of the Stratix IV E EP4SE820 device, the highest density member of the Stratix IV FPGA family, Altera’s entire Stratix IV FPGA family is shipping in production-qualified volume. Stratix IV FPGAs are the industry’s highest density, highest performance and lowest power FPGAs currently shipping in their class. This device family features proven transceiver and memory-interface technology, providing an ideal solution for customers in a variety of end markets. Altera’s high-end FPGAs feature three variants, a non-transceiver enhanced (E) version and two transceiver (GX and GT) versions. The Stratix IV E FPGAs are high in density and rich with embedded memory and DSP resources. Stratix IV GX and Stratix IV GT variants feature integrated transceivers that operate up to 8.5 Gbps and 11.3 Gbps, respectively, providing an unprecedented level of system bandwidth with superior signal integrity.

•	Altera has received the “Best 3G Communication FPGA Supplier Award” from China Electronic News (CEN). CEN’s award is in recognition of Altera’s contribution to China’s telecommunication industry, especially China’s successful 3G deployment in the past few years. Each year, CEN selects companies that lead the industry in innovation or have outstanding market performance in various segments of the China telecommunication market. The awards are determined by a committee comprised of industry and university technology experts and members of CEN’s senior editorial team. Members of the selection committee voted based on three criteria: technology innovation, market influence and product service. CEN, with a circulation of 200,000 in China, is the most authoritative publication covering China’s electronics information industry.

•	Altera has been presented with the TechAmerica Foundation’s American Technology Award. Winning in the electronics components category, the award recognizes the Stratix IV GT FPGA for enabling next-generation communications infrastructure to support growing bandwidth requirements. Altera’s Stratix IV GT FPGAs are optimized specifically for the latest generation of 40G and 100G applications used in communications systems, high-end test equipment and military communications systems. The FPGAs feature high-speed 11.3-Gbps transceivers to support high-throughput system requirements, as well as core performance and logic density to handle the complex processing needed in these systems.

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Business Outlook for the Third Quarter 2010

Sequential Sales Growth	Up 4% to 8%
Gross Margin	70% to 71%
Research and Development	$69 to 70 million
SG&A	$64 to 65 million
Tax Rate	12% to 14%
Conference Call and Quarterly Update:
A conference call will be held today at 1:45 p.m. Pacific Time to discuss the quarter’s results and management’s current business outlook. The webcast and subsequent replay will be available in the Investor Relations section of the company’s website at www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.
Altera’s third quarter business update will be issued in a press release available after the market close on September 7, 2010.
Forward-Looking Statements
Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section of this press release, and the potential for continued technology leadership at 28 nm. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, current global economic conditions, customer business environment, vertical market mix, market acceptance of the company’s products, product introduction schedules, the rate of growth of the company’s new products including Arria® II, Cyclone® III, Stratix® III, Stratix IV, and Stratix V FPGAs, MAX® II CPLDs and HardCopy® device families, changes in the mix of our business between prototyping and production-based demand, as well as changes in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange

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Commission (SEC) from time to time. Copies of Altera’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.
About Altera
Altera programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more about Altera’s FPGA, CPLD and ASIC devices at www.altera.com. Follow Altera via Facebook, RSS and Twitter.
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Altera, The Programmable Solutions Company, the stylized Altera logo, specific device designations and all other words that are identified as trademarks and/or service marks are, unless noted otherwise, the trademarks and service marks of Altera Corporation in the U.S. and other countries. All other product or service names are the property of their respective holder.

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ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 2,	April 2,	June 26,	July 2,	June 26,
	2010	2010	2009	2010	2009
Net sales	$469,300	$402,295	$279,201	$871,595	$543,803
Cost of sales	132,811	114,936	93,588	247,747	187,617

Gross margin	336,489	287,359	185,613	623,848	356,186

Operating expenses
Research and development	65,625	64,340	64,981	129,965	123,171
Selling, general, and administrative	64,767	62,181	53,679	126,948	114,338

Total operating expenses	130,392	126,521	118,660	256,913	237,509

Operating margin(1)	206,097	160,838	66,953	366,935	118,677
Compensation (benefit)/expense — deferred compensation plan	(3,642)	2,228	3,586	(1,414)	3,609
Loss/(gain) on deferred compensation plan securities	3,642	(2,228)	(3,586)	1,414	(3,609)
Interest income and other	(710)	(592)	(1,717)	(1,302)	(5,095)
Interest expense	1,103	1,291	1,321	2,394	2,659

Income before income taxes	205,704	160,139	67,349	365,843	121,113
Income tax expense	25,097	6,966	19,926	32,063	29,729

Net income	$180,607	$153,173	$47,423	$333,780	$91,384

Net income per share:
Basic	$0.59	$0.51	$0.16	$1.11	$0.31

Diluted	$0.58	$0.50	$0.16	$1.09	$0.31

Shares used in computing per share amounts:
Basic	304,531	298,566	293,895	301,532	293,511

Diluted	310,757	304,327	295,503	307,526	295,157

Cash dividends per common share	$0.05	$0.05	$0.05	$0.10	$0.10

Tax rate	12.2%	4.3%	29.6%	8.8%	24.5%
% of Net sales:
Gross margin	71.7%	71.4%	66.5%	71.6%	65.5%
Research and development	14.0%	16.0%	23.3%	14.9%	22.6%
Selling, general, and administrative	13.8%	15.5%	19.2%	14.6%	21.0%
Operating margin(1)	43.9%	40.0%	24.0%	42.1%	21.8%
Net income	38.5%	38.1%	17.0%	38.3%	16.8%
Notes:

(1)	We define operating margin as gross margin less research and development and selling, general and administrative expenses, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles (“US GAAP”), as it excludes the effect of compensation associated with the deferred compensation plan obligations. Since the effect of compensation associated with our deferred compensation plan obligations is offset by losses (gains) from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	July 2,	April 2,	June 26,	July 2,	June 26,
	2010	2010	2009	2010	2009
Operating margin (non-GAAP)	$206,097	$160,838	$66,953	$366,935	$118,677
Compensation (benefit)/expense — deferred compensation plan	(3,642)	2,228	3,586	(1,414)	3,609

Income from operations (GAAP)	$209,739	$158,610	$63,367	$368,349	$115,068

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ALTERA CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)
(Unaudited)

	July 2,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$2,067,215	$1,546,672
Accounts receivable, net	358,006	218,144
Inventories	99,955	69,705
Deferred income taxes — current	88,438	79,164
Deferred compensation plan — marketable securities	47,050	50,905
Deferred compensation plan — restricted cash equivalents	18,053	18,986
Other current assets	72,656	58,194

Total current assets	2,751,373	2,041,770
Property and equipment, net	165,432	174,516
Deferred income taxes — non-current	47,384	59,249
Other assets, net	18,801	17,696

Total assets	$2,982,990	$2,293,231

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$110,088	$50,520
Accrued liabilities	19,857	32,256
Accrued compensation and related liabilities	63,656	49,862
Deferred compensation plan obligations	65,103	69,891
Deferred income and allowances on sales to distributors	395,429	281,885
Income taxes payable	6,569	5,547

Total current liabilities	660,702	489,961
Income taxes payable — non-current	220,204	210,967
Long-term credit facility	500,000	500,000
Other non-current liabilities	7,133	6,967

Total liabilities	1,388,039	1,207,895

Stockholders’ equity:
Common stock: $.001 par value; 1,000,000 shares authorized; outstanding— 305,857 at July 2, 2010 and 296,817 at December 31, 2009	306	297
Capital in excess of par value	582,348	372,098
Retained earnings	1,012,297	712,941

Total stockholders’ equity	1,594,951	1,085,336

Total liabilities and stockholders’ equity	$2,982,990	$2,293,231

Key Ratios & Information
Current Ratio	4:1	4:1
Liabilities/Equity	1:1	1:1
Quarterly Operating Cash Flows	$245,921	$176,352
TTM Return on Equity	42%	27%
Quarterly Depreciation Expense	$6,403	$6,839
Quarterly Capital Expenditures	$2,812	$1,824
Annualized Net Sales per Employee	$680	$450
Number of Employees	2,579	2,551
Inventory MSOH (1): Altera	2.3	1.8
Inventory MSOH (1): Distribution	0.9	0.7
Cash Conversion Cycle	80	77

(1)	MSOH: Months Supply On Hand

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ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	July 2,	June 26,
	2010	2009
Cash Flows from Operating Activities:
Net income	$333,780	$91,384
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,504	14,714
Stock-based compensation	29,749	30,435
Deferred income tax benefit	(11,296)	(6,286)
Tax effect of employee stock plans	6,996	(1,897)
Excess tax benefit from employee stock plans	(6,465)	(231)
Gain on substantive termination of retiree medical plan	—	(6,488)
Changes in assets and liabilities:
Accounts receivable, net	(139,862)	(112,640)
Inventories	(30,250)	18,418
Other assets	(15,637)	30,018
Accounts payable and other liabilities	63,756	(21,019)
Deferred income and allowances on sales to distributors	113,544	27,160
Income taxes payable	24,146	26,037
Deferred compensation plan obligations	(3,374)	1,266

Net cash provided by operating activities	378,591	90,871

Cash Flows from Investing Activities:
Purchases of property and equipment	(4,350)	(6,852)
Sales (purchases) of deferred compensation plan securities, net	3,374	(1,266)
Purchases of intangible assets	—	(510)

Net cash used in investing activities	(976)	(8,628)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock through various stock plans	175,386	11,933
Shares withheld for employee taxes	(6,159)	(4,655)
Payment of dividends to stockholders	(30,137)	(29,370)
Excess tax benefit from stock-based compensation	6,465	231
Principal payments on capital lease obligations	(2,627)	(2,150)

Net cash provided by (used in) financing activities	142,928	(24,011)

Net increase in cash and cash equivalents	520,543	58,232
Cash and cash equivalents at beginning of period	1,546,672	1,216,743

Cash and cash equivalents at end of period	$2,067,215	$1,274,975

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ALTERA CORPORATION
NET SALES SUMMARY
(Unaudited)

				Quarterly Growth Rate
	THREE MONTHS ENDED				Year-
	July 2,	April 2,	June 26,	Sequential	Over-Year
	2010	2010	2009	Change	Change
Geography
Americas	20%	19%	20%	18%	66%
Asia Pacific	41%	40%	43%	22%	61%
EMEA	24%	24%	21%	14%	86%
Japan	15%	17%	16%	6%	65%

Total	100%	100%	100%	17%	68%

Product Category
New	40%	34%	22%	36%	199%
Mainstream	29%	30%	34%	13%	46%
Mature & Other	31%	36%	44%	1%	18%

Total	100%	100%	100%	17%	68%

Vertical Market
Telecom & Wireless	42%	40%	48%	21%	45%
Industrial Automation, Military & Auto	23%	24%	21%	14%	87%
Networking, Computer & Storage	13%	13%	13%	21%	74%
Other	22%	23%	18%	11%	103%

Total	100%	100%	100%	17%	68%

FPGAs and CPLDs
FPGA	82%	79%	76%	20%	81%
CPLD	12%	14%	16%	-1%	28%
Other	6%	7%	8%	11%	30%

Total	100%	100%	100%	17%	68%

Product Category Description

Category	Products

New	Stratix III, Stratix IV (including E, GX and GT), Arria II GX, Cyclone III, Cyclone IV GX, MAX II, and HardCopy III devices

Mainstream	Stratix II (and GX), Arria GX, Cyclone II, and HardCopy II devices

Mature & Other	Stratix (and GX), Cyclone, Classic™, MAX 3000A, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, HardCopy, FLEX® series, APEX™ series, Mercury™, Excalibur™, configuration and other devices, intellectual property cores, and software and other tools

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